Exhibit 99.1

InsPro Technologies Corporation Announces Third Quarter 2013 Financial Results

Radnor, PA – November 14, 2013 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of Life and Health core policy administration software that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Highlights

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Revenues decreased 15% to $2,856,841 in the third quarter of 2013, compared to $3,372,990 in the third quarter of 2012 due to lower implementation services for new clients partially offset by increased ASP/Hosting and maintenance revenues.

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Loss from operations was $1,020,365 in the third quarter of 2013, compared to a loss of $1,240,516 in the third quarter of 2012.  The results from operations in 2013 were favorably impacted by the growth in ASP/Hosting and maintenance revenue combined with lower cost of revenues.

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Net loss was $633,262 in the third quarter of 2013, compared to a net loss of $1,154,579 in the third quarter of 2012.  The third quarter 2013 net loss included a $306,000 non-cash gain on the change of the fair value of warrant liability.

Year-to-Date 2013 Highlights

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Revenues increased 33% to $11,746,419 in the first nine months of 2013, compared to $8,835,150 in the first nine months of 2012 primarily due to $2,475,000 of license fees recognized upon the completion of the implementation of InsPro Enterprise for three clients combined with increased ASP/Hosting and maintenance revenues.

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Loss from operations was $1,111,996 in the first nine months of 2013, compared to a loss of $2,699,496 in the first nine months of 2012. The results from operations were favorably impacted by  $2,475,000 of license fees , which were recognized in  2013 upon the completion of the implementation of InsPro Enterprise for three new clients.

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Net loss was $909,194 in the first nine months of 2013, compared to a net loss of $6,864,779 in the first nine months of 2012.  The net loss in the first nine months of 2013 and 2012 included a non-cash loss on the change of the fair value of warrant liability of $76,199 and $4,508,078, respectively.

Anthony R. Verdi, Chief Executive Officer, stated, “we have completed a record number of implementations of InsPro Enterprise™, added two new clients and increased the prospect pipeline so far in 2013.   Concurrently, the breadth and depth of product support by InsPro Enterprise  continues to expand with our recent emphasis on Annuities, UL and  True Group. We are encouraged by the growing market interest in our technology and we remain optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end web-based policy administration system used by insurance carriers and third party administrators.  By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events.  Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$2,856,841	$3,372,990	$11,746,419	$8,835,150

Cost of revenues	2,578,497	3,453,545	9,005,632	8,451,861

Gross profit	278,344	(80,555)	2,740,787	383,289

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	690,617	580,579	2,013,972	1,735,783
Advertising and other marketing	129,182	84,802	279,252	145,119
Depreciation	42,082	39,700	119,557	109,859
Rent, utilities, telephone and communications	95,747	99,652	288,138	281,353
Professional fees	160,900	176,905	602,724	385,407
Other general and administrative	180,181	178,323	549,140	425,264

Total selling, general and administrative expenses	1,298,709	1,159,961	3,852,783	3,082,785

Loss from operations	(1,020,365)	(1,240,516)	(1,111,996)	(2,699,496)

Gain from discontinued operations	90,498	138,818	305,257	409,094

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	306,000	-	(76,199)	(4,508,078)
Interest income	-	419	-	4,008
Interest expense	(9,395)	(53,300)	(26,256)	(70,307)

Total other income (expense)	296,605	(52,881)	(102,455)	(4,574,377)

Net loss	$(633,262)	$(1,154,579)	$(909,194)	$(6,864,779)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.01)	$(0.03)	$(0.03)	$(0.18)
Gain from discontinued operations	-	-	0.01	0.01
Net loss per common share	$(0.01)	$(0.03)	$(0.02)	$(0.17)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash	$2,831,072	$3,347,689
Accounts receivable, net	2,189,196	1,706,414
Prepaid expenses	309,679	236,719
Other current assets	1,874	1,723
Assets of discontinued operations	31,075	63,519

Total current assets	5,362,896	5,356,064

Property and equipment, net	1,090,249	1,422,043
Other assets	70,000	70,000

Total assets	$6,523,145	$6,848,107

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$584,748	$551,985
Accounts payable	926,007	1,561,403
Accrued expenses	478,883	523,324
Current portion of capital lease obligations	57,659	61,849
Deferred revenue	1,325,896	1,680,833

Total current liabilities	3,373,193	4,379,394

LONG TERM LIABILITIES:
Warrant liability	708,399	225,000
Capital lease obligations	40,271	83,510

Total long term liabilities	748,670	308,510

Total liabilities	4,121,863	4,687,904

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 and 3,297,378 shares issued and outstanding (liquidation value $11,428,134 and $9,892,134, respectively)	7,709,919	6,617,812
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	43,375,504	43,317,338
Accumulated deficit	(51,589,788)	(50,680,594)

Total shareholders’ equity	2,401,282	2,160,203

Total liabilities and shareholders’ equity	$6,523,145	$6,848,107

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30
	2013	2012
Cash Flows From Operating Activities:
Net loss	$(909,194)	$(6,864,779)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	522,056	717,072
Stock-based compensation	58,165	72,632
Loss on change of fair value of warrant liability	76,199	4,508,078
Changes in assets and liabilities:
Accounts receivable	(482,782)	(938,141)
Prepaid expenses	36,520	(168,494)
Other current assets	(151)	1,743
Accounts payable	(635,396)	738,392
Accrued expenses	(44,441)	191,394
Deferred revenue	(354,937)	1,049,539
Assets of discontinued operations	32,444	16,185

Net cash used in operating activities	(1,701,517)	(676,379)

Cash Flows From Investing Activities:
Purchase of property and equipment	(190,261)	(911,580)

Net cash used in investing activities	(190,261)	(911,580)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	1,536,000	-
Fees paid in connection with sale of preferred stock and warrants	(36,693)	-
Gross proceeds from notes and loans payable	-	118,206
Payments on notes payable	(76,717)	(60,106)
Payments on capital leases	(47,429)	(81,162)

Net cash provided by financing activities	1,375,161	(23,062)

Net decrease in cash	(516,617)	(1,611,021)

Cash - beginning of the period	3,347,689	3,702,053

Cash - end of the period	$2,831,072	$2,091,032